UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2023

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2023, Henk Derksen informed the board of directors (the “Board”) of Viavi Solutions, Inc. (“VIAVI” or the “Company”) of his desire to resign as VIAVI’s Chief Financial Officer (“CFO”) to return to Europe to pursue a new opportunity. His resignation is not the result of any dispute or disagreement with VIAVI on any matter relating to VIAVI’s operations, policies or practices. Mr. Derksen plans to depart the Company on September 30, 2023, (the “Departure Date”) and has informed VIAVI that he is committed to an orderly transition of his duties.

VIAVI has commenced a formal search for Mr. Derksen’s successor. On August 29, 2023, the Board appointed Pam Avent, currently VIAVI’s Global Controller, to serve as its interim CFO, effective October 1, 2023, and until a permanent successor is identified.

In connection with her additional responsibilities, the compensation committee (“Compensation Committee”) and the Board awarded Ms. Avent an additional payment of $15,000 per month for each month in which she serves as Interim Chief Financial Officer (“Interim CFO”), for a minimum of four months, even if a permanent CFO is employed in a shorter timeframe.

The Compensation Committee and Board also increased Ms. Avent’s target incentive opportunity under the Company’s Variable Payment Program (“VPP”) from 40% to 50% of base salary for the duration of her service as Interim CFO and for a minimum of four months, even if a permanent CFO is employed in a shorter timeframe.

Ms. Avent will also receive an additional cash bonus of $70,000, payable in one lump sum, upon the commencement of employment of a permanent CFO, a cash bonus of $50,000, payable in one lump sum in November 2024 and a cash bonus of $50,000, payable in one lump sum in November 2025, each subject to Ms. Avent’s continued service through the payment date.

Prior to her appointment as Interim CFO, Ms. Avent, 60, served as Vice President, Internal Audit from November 2015 to May 2019, as Global Controller from May 2019 to November 2020, as Interim CFO from November 2020 to March 2021 and as Global Controller from March 2021 to present. Prior to joining the Company, Ms. Avent held various positions of increasing responsibility at Hewlett Packard from September 19, 1999, most recently as Senior Finance Director in HP’s Enterprise Services Business.

There are no arrangements or understandings between Ms. Avent and any other persons pursuant to which Ms. Avent was appointed Interim CFO. Ms. Avent does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by VIAVI to be a director or executive officer. Ms. Avent has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 7.01. Regulation FD Disclosure.

On August 30,2023, the Company issued a press release announcing Mr. Derksen’s resignation as CFO and the appointment of Ms. Avent as Interim CFO. A copy of the Company’s press release is furnished herewith and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release entitled “VIAVI Announces CFO Resignation” dated August 30, 2023
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

Date: August 30, 2023	By:	/s/ Oleg Khaykin
	Name:	Oleg Khaykin
	Title:	Chief Executive Officer